QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 14, 2002 relating to the consolidated financial statements, which appear in Small Town Radio's annual report on Form 10-KSB for the year ended June 30, 2002, filed with the Commission by the Registrant on October 15, 2002.

Bridges & Dunn-Rankin, LLP

[Atlanta, Georgia]
November 4, 2002

X-1

QuickLinks

  EXHIBIT 23.2